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                                                                   EXHIBIT 3.3














                                   AWARE, INC.




                          AMENDED AND RESTATED BY-LAWS














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                                TABLE OF CONTENTS

ARTICLE I               STOCKHOLDERS                                   PAGE
- ---------               ------------                                   ----

      1.1               Annual Meeting                                   1
      1.2               Special Meeting                                  1
      1.3               Place of Meetings                                1
      1.4               Notice of Meeting                                1
      1.5               Quorum                                           2
      1.6               Voting and Proxies                               2
      1.7               Action at Meeting                                2
      1.8               Vacancies                                        3
      1.9               Voting List                                      3
      1.10              Adjournments                                     3

ARTICLE II              DIRECTORS
- ----------              ---------

      2.1               Powers                                           3
      2.2               Number and Election                              3
      2.3               Enlargement of the Board                         4
      2.4               Tenure                                           4
      2.5               Resignation                                      4
      2.6               Removal                                          4
      2.7               Vacancies                                        4
      2.8               Regular Meetings                                 4
      2.9               Special Meetings                                 5
      2.10              Notice of Special Meetings                       5
      2.11              Quorum                                           5
      2.12              Action at Meetings                               5
      2.13              Action by Consent                                5
      2.14              Meetings by Telephone Conference Calls           5
      2.15              Committees                                       6
      2.16              Compensation of Directors                        6

ARTICLE III             OFFICERS
- -----------             --------

      3.1               Enumeration                                      6
      3.2               Election                                         6
      3.3               Qualification                                    6
      3.4               Tenure                                           7
      3.5               Resignation                                      7
      3.6               Removal                                          7
      3.7               Vacancies                                        7
      3.8               Chairman and Vice Chairman of the Board          7
      3.9               President and Vice President                     8
      3.10              Treasurer and Assistant Treasurers               8
      3.11              Clerk and Assistant Clerks                       8
      3.12              Secretary and Assistant Secretary                8
      3.13              Other Powers and Duties                          9
      3.14              Compensation                                     9




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ARTICLE IV              STOCK                                          PAGE
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      4.1               Certificate of Stock                             9
      4.2               Transfer of Stock                                9
      4.3               Record of Date                                  10
      4.4               Restrictions on Transfer                        10
      4.5               Replacement of Certificates                     11

ARTICLE V               MISCELLANEOUS PROVISIONS
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      5.1               Fiscal Year                                     11
      5.2               Seal                                            11
      5.3               Execution of Instruments                        11
      5.4               Voting of Securities                            11
      5.5               Corporate Records                               11
      5.6               Articles of Organization                        11
      5.7               Amendments                                      12
      5.8               Indemnification of Officers                     12
                        and Directors
      5.9               Contracting by Directors                        12
                        and Officers
      5.10              Evidence of Authority                           13
      5.11              Severability                                    13
      5.12              Pronouns                                        13
      5.13              Related Party Transactions                      13
      5.14              Control Share Acquisition                       14

ARTICLE VI              RIGHT OF FIRST REFUSAL
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      6.1               Restrictions on Transfer                        14
      6.2               First Refusal Notice                            14
      6.3               Corporation's Right to Purchase                 14
      6.4               Settlement                                      14
      6.5               Sale by Selling Shareholder                     15
      6.6               Exceptions                                      15
      6.7               Notices                                         15
      6.8               Waiver                                          15
      6.9               Legend                                          15
      6.10              Termination of Right of First Refusal           15





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                            ARTICLE I - STOCKHOLDERS

1.1 ANNUAL MEETING. The annual meeting of stockholders shall be held on the second Tuesday in March in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 11:00 a.m. unless a different day or hour is fixed by the Board of Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Organization, or these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

1.2 SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Board of Directors. So long as the Corporation does not have a class of voting stock registered under the Securities Exchange Act of 1934, upon written application of one or more stockholders who hold at least ten (10%) percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer. If the Corporation does have a class of voting stock registered under the Securities Exchange Act of 1934, upon written application of one or more stockholders who hold at least thirty-five (35%) percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer. The call for the meeting shall state the place, date, hour and purposes of the meeting. Business transacted at any special meeting of the Stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.3 PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation unless a different place within the United States is fixed by the Board of Directors or the President and stated in the notice of the meeting.

1.4 NOTICE OF MEETING. A written notice of each meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given at least seven (7) days, and not more than sixty
(60) days, before the meeting by the Clerk or other person calling the meeting to each stockholder entitled to vote thereat and to each stockholder who by law, the Articles of Organization or these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation. All notices shall state the place, date and hour of the meeting, and if it is a special meeting, the purposes for which the meeting is called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting




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by the stockholder or his authorized attorney, is filed with the records of the meeting. In the case of a special meeting of stockholders requested by stockholder(s) pursuant to Article I, Section 1.2 of these By-Laws, on payment by those stockholder(s) to the Corporation of the costs of notice of the meeting as provide in this Section 1.4, the Clerk shall send the written notice to each stockholder entitled to vote thereat and to each stockholder who by law, the Articles of Organization or these By-Laws is entitled to such notice.

1.5 QUORUM. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum. The vote of a majority in interest of any quorum shall be sufficient to transact business unless otherwise provided by law, the Articles of Organization, or these By-Laws. If two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote, present in person or represented by proxy.

1.6 VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, and a proportionate vote for each fractional share so held, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

1.7 ACTION AT MEETING. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter,) shall decide any matter to be voted on by the stockholders, except where a larger vote is required by law, the Articles of Organization or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.


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1.8  VACANCIES. The stockholders may, at a Special Meeting called for the purpose, choose a successor to a Director or other officer whose office may have become vacant by reason of his death, resignation, retirement, disqualification, removal from office, or otherwise, and the person so chosen shall displace any successor thereto chosen by the Board of Directors pursuant to Article II,
Section 2.7 hereof, and shall hold office until the next Annual Meeting of the stockholders or the Special Meeting of the stockholders held in place of such Annual Meeting following the expiration of his term, and until his successor is chosen and qualified, or until his earlier death, resignation or removal.

1.9 VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

1.10 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.


                             ARTICLE II - DIRECTORS

2.1 POWERS. The business of the corporation shall be managed by a Board of Directors which may exercise all the powers of the corporation except as otherwise provided by law, the Articles of Organization, or these By-Laws. The Board of Directors may issue any of the corporation's unissued capital stock from time to time authorized under the Articles of Organization for such consideration and in such amounts as it shall deem appropriate. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2 NUMBER AND ELECTION. A Board of Directors, of such number as shall be fixed by the stockholders, shall be elected by the





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stockholders at the annual meeting, unless otherwise provided by law.

2.3 ENLARGEMENT OF THE BOARD. The number of Directors may be increased at any meeting of the stockholders or by the Directors by a vote of a majority of the Directors then in office.

2.4 TENURE. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the board of directors, and all directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. At the first meeting held for election of the board of directors following adoption of these By Laws, directors of the first class shall be elected for a term of one year; directors of the second class shall be elected for a term of two years; directors of the third class shall be elected for a term of three years; and at each annual election thereafter, successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

2.5 RESIGNATION. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, except that no Director shall resign by delivering such resignation to himself. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.6 REMOVAL. Any Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of Directors, provided that any Director elected by the holders of a particular class of stock may be removed from office only by vote of the holders of a majority of the shares of such class. In addition, a Director may be removed from office for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

2.7 VACANCIES. If the office of any Director, or any other office, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, including by enlargement of the Board of Directors, the Board of Directors or remaining Directors if less than a quorum may, by majority vote, choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred and until his successor be chosen and qualified, or until his earlier death, resignation or removal.

2.8 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times




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as the Board of Directors may from time to time determine, provided that any
Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without call or notice immediately following and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof.

2.9 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, President, Treasurer, two or more Directors, or one Director whenever he is the sole Director in office.

2.10 NOTICE OF SPECIAL MEETINGS. Notice of each special meeting of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in the case of the death, absence, incapacity or refusal of such person, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight (48) hours in advance of the meeting. Notice may also be given by mail provided it is mailed at least ninety-six (96) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.11 QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. In the event that one or more directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of directors constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

2.12 ACTION AT MEETINGS. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Articles of Organization, or these By-Laws.

2.13 ACTION BY CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all of the Directors consent to the action by a writing filed with the records of the meetings of the Board of Directors. Each such consent shall be treated for all purposes as a vote at a meeting.

2.14 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of





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which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.15 COMMITTEES. The Board of Directors may, by vote of a majority of the whole Board then in office, elect from their number an executive committee, an audit committee, a compensation committee, and other committees, and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization, or these By-Laws they are prohibited from delegating. Each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as is possible in the same manner as is provided by these By-Laws for the Directors.

2.16 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation therefor.

                             ARTICLE III - OFFICERS

3.1 ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers as the Board of Directors may determine, including, without limitation, a Secretary and one or more Vice Presidents, Assistant Treasurers and Assistant Clerks.

3.2 ELECTION. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

3.3 QUALIFICATION. Any officer may be a Director, stockholder, or both. No officer need be a Director or a stockholder. Any or all offices may be held by the same person. The Clerk shall be a resident of Massachusetts. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties




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to the corporation in such amount and with such sureties as the Board of
Directors may determine.

3.4 TENURE. Except as otherwise provided by law, the Articles of Organization, or these By-Laws, the President, Treasurer and Clerk each shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified, or until his earlier death, resignation or removal. Except as otherwise provided by law, the Articles of Organization, or these By-Laws, all other officers each shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5 RESIGNATION. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, except that no officer shall resign by delivering such resignation to himself. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.6 REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office. However, an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

3.7 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.8 CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.





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3.9  PRESIDENT AND VICE PRESIDENTS. The President shall be the chief operating officer of the corporation. Unless the Board of Directors has designated the Chairman of the Board as Chief Executive Officer, the President shall also be the Chief Executive Officer of the corporation. Subject to the direction of the Board of Directors, the President shall have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and of the Board of Directors. Any Vice President shall have such powers as the Board of Directors or the President may from time to time designate, and shall report to the President. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the President and the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the President may otherwise provide. Any Assistant Treasurer shall have such powers as the Board of Directors, the President or the Treasurer may from time to time designate, and shall report to the Treasurer.

3.11 CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. Unless a transfer agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation in which are contained the name and record address of and the amount of stock held by each stockholder. In case a Secretary is not elected, the Clerk shall keep a record of the meetings of the Board of Directors. Any Assistant Clerk shall have such powers as the Board of Directors, the President, or the Clerk may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one is elected, and otherwise a temporary clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

3.12 SECRETARY AND ASSISTANT SECRETARY. If a Secretary is elected, he shall keep a record of the meetings of the Board of Directors. If he is absent from any such meeting, an Assistant Secretary if one is elected, and otherwise a temporary secretary designated by the person presiding at such meeting, shall keep a record of such meeting. Any Assistant Secretary shall have such powers as the Board of Directors, the President, or the Secretary may from time to time designate.




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3.13  OTHER POWERS AND DUTIES. In addition to the duties and powers specifically set forth in these By-Laws and subject to these By-Laws, each officer shall have such duties and powers as are customarily incident to his office and such duties and powers as the Board of Directors or the President may from time to time designate.

3.14 COMPENSATION. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                               ARTICLE IV - STOCK

4.1 CERTIFICATE OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Board of Directors, certifying the number and class of shares owned by him in the corporation. The certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. When a certificate is signed by a transfer agent or a registrar other than a Director, officer, or employee of the corporation, the signature(s) of any President, Vice President, Treasurer or Assistant Treasurer on the certificate may be a facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate shall be sealed with the seal of the corporation or shall bear a facsimile of the seal. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the corporation is a party, shall have noted conspicuously on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy of the restriction to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such class or series of stock and the corporation will furnish a copy of the preferences, powers, qualifications and rights of each class and series to the holder of such certificate upon written request and without charge.

4.2 TRANSFER OF STOCK. Subject to the restrictions, if any, imposed by the Articles of Organization, these By-Laws, or any stockholder agreement, shares of stock may be transferred on the books of the corporation only by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent




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may reasonably require. No transfer shall affect the right of the corporation to pay any dividend upon the stock or to treat the holder of record as the holder in fact until such transfer is recorded on the books of the corporation, and, except only as may be otherwise required by law, the corporation shall not be bound to recognize any equitable or other claim to or interest in shares on the part of any other person. In anticipation of stockholder's meetings, the declaration or payment of dividends, or the attachment to stock of any subscription or other rights, the transfer books of the stock of the corporation may be closed for such period as the Board of Directors may from time to time determine. It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number and his failure to do so shall constitute a waiver by him of the right to receive any dividend or distribution or any notices given to the stockholders during the period that such failure continues.

4.3 RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty (60) days, nor less than seven (7) days, preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining which of the stockholders have the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.4 RESTRICTIONS ON TRANSFER. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under the Securities Act of 1933, as amended, or the availability of an exemption from registration, under the Securities Act of 1933, as amended. Furthermore, no offer, sale or transfer of such unregistered security is to take place without the prior written approval of counsel of the issuer being affixed to the certificate.






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


4.5 REPLACEMENT OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

                      ARTICLE V - MISCELLANEOUS PROVISIONS

5.1 FISCAL YEAR. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending December 31 of each year.

5.2 SEAL. The seal of the corporation shall, subject to alteration by the Board of Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

5.3 EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

5.4 VOTING OF SECURITIES. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5.5 CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list of stockholders, copies thereof, or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

5.6 ARTICLES OF ORGANIZATION. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.




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


5.7 AMENDMENTS. These By-Laws at any time may be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which alters the provisions of these By-Laws with respect to removal of Directors, election of committees by Directors and delegation of powers thereto, or amendment of these By-Laws. Not later than the time of giving notice of the meeting of stockholders next following the making, amendment or repealing by the Directors of any of these By-Laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending these By-Laws.

5.8 INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each person, now or hereafter an officer or Director of the corporation, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been an officer or a Director of the corporation or by reason of his alleged acts or omissions as an officer or Director of the corporation, except in relation to matters as to which such officer or Director shall have been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office. The corporation shall indemnify and reimburse each such officer and Director against and for any and all legal and other expenses reasonably incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not, at or prior to the time when so indemnified, held harmless and reimbursed, he had ceased being an officer or a Director of the corporation, except in relation to matters as to which such officer or Director shall have been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office; provided, however, that the corporation prior to such final adjudication may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of the Board of Directors, to be for the best interest of the corporation, evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that such officer or Director has not been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office in connection with the matters involved in such compromise, settlement and payment. The right of indemnification herein provided shall not be exclusive of any other rights to which any officer or Director may otherwise be lawfully entitled. The right of indemnification herein provided may be incorporated into individual indemnification agreements between the corporation and any director or officer.

5.9 CONTRACTING BY DIRECTORS AND OFFICERS. In the absence of fraud, no contract or other transaction between this corporation and any other corporation, firm, association, or partnership shall be affected or invalidated by the fact that any Director or officer of

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


this corporation is pecuniarily or otherwise interested in or is a Director, member or officer of such other corporation, firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation that is pecuniarily or otherwise interested therein, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders. Any Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a Director, member or officer of such other corporation, firm, association or partnership.

5.10 EVIDENCE OF AUTHORITY. A certificate by the Clerk or Secretary, or an Assistant Clerk or Assistant Secretary, or a temporary Clerk or Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation, shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.11 SEVERABILITY. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

5.12 PRONOUNS. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identify of the person or persons may require.

5.13 RELATED PARTY TRANSACTIONS. Any transaction between the corporation and any of its directors, officers or affiliates shall be entered only if (a) the terms of the transaction are no less favorable to the corporation than could be obtained from unaffiliated third parties and (b) such transaction is approved by a majority of the corporation's Board of Directors disinterested in such transaction.




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



5.14 CONTROL SHARE ACQUISITION. Until such time as this section shall be repealed or these By-Laws shall be amended to provide otherwise, including without limitation, during any time in which the corporation shall be an "issuing public corporation" as defined in Chapter 110D of the Massachusetts General Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions," as defined in Chapter 110D, of the shares of the corporation's stock.

                      ARTICLE VI - RIGHT OF FIRST REFUSAL

6.1 RESTRICTIONS ON TRANSFER. No shareholder of the corporation shall sell, assign, pledge or in any manner transfer any of the shares of capital stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Article VI. Any sale or transfer, or purported sale or transfer, of capital stock of the corporation shall be null and void unless the terms, conditions, and provisions of this Article VI are strictly observed and followed.

6.2 FIRST REFUSAL NOTICE. If a shareholder receives from anyone a bona fide offer acceptable to the shareholder to purchase any of his shares of capital stock of the corporation, then the shareholder shall first give written notice (the "First Refusal Notice") thereof to the corporation. The First Refusal Notice shall name and describe the proposed transferee (including a description of any relationship or affiliation with the holder) and state the class and number of shares to be transferred, the price per share (including how the price was determined and if it was negotiated at arm's length) and all other terms and conditions of the offer.

6.3 CORPORATION'S RIGHT TO PURCHASE. For fifteen (15) business days following receipt of the First Refusal Notice, the corporation shall have the option to purchase all of the shares specified in such First Refusal Notice at the price and upon the terms set forth in such First Refusal Notice (subject to Section
6.4 below). The corporation may assign its rights hereunder to any third party or parties. In the event the corporation (and, if applicable, its assignees) elects to purchase all of the shares, it shall give written notice within such fifteen (15) day period to the selling shareholder of its election and settlement for said shares shall be made as provided below in Section 6.4.

6.4 SETTLEMENT. In the event the corporation elects to acquire all of the shares of the selling shareholder as specified in the First Refusal Notice, settlement thereof shall be made in cash within ten (10) business days after the corporation's written notice to the selling shareholder indicating the corporation's election under this Article VI; provided, however, that if the terms of payment set forth in the First Refusal Notice are other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in the First Refusal Notice.


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


6.5 SALE BY SELLING SHAREHOLDER. In the event the corporation does not elect to acquire all of the shares specified in the First Refusal Notice, the selling shareholder may, within the sixty-day period following the expiration of the rights granted to the corporation herein, sell the shares specified in the First Refusal Notice which were not acquired by the corporation to the transferee named in the First Refusal Notice, in accordance with the provisions of this
Article VI; provided that such sale shall not be on terms and conditions more favorable to the purchaser than those contained in the First Refusal Notice. All shares so sold by said selling shareholder shall continue to be subject to the provisions of this Article VI in the same manner as before such transfer. If the selling shareholder does not consummate such sale within such sixty (60) day period, the right of first refusal provided in this Article VI shall be deemed to be revived and the unsold shares shall not be offered or sold unless first re-offered to the corporation in accordance with the provisions of this Article VI.

6.6 EXCEPTIONS. Anything to the contrary contained herein notwithstanding, (a) a shareholder's transfer by gift of any or all shares held either during such shareholder's lifetime, or a transfer on death by will or intestacy, or (b) the transfer by a shareholder which is a partnership or corporation to its partners or stockholders, shall be exempt from the provisions of this Article VI, provided, however, that any such transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Article VI, and there shall be no further transfer of such stock except in accordance with this
Article VI.

6.7 NOTICES. Any notice, election or other communication required or permitted under this Article VI shall be in writing and shall be sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the corporation, to the attention of its President at the corporation's then principal executive office, and, in the case of a shareholder, to his address appearing on the record books of the corporation.

6.8 WAIVER. Any or all of the provisions of this Article VI for the benefit of the corporation may be waived with respect to any transfer by the corporation, upon duly authorized action of its Board of Directors.

6.9 LEGEND. The certificates representing shares of the corporation shall bear the following legend so long as the foregoing right of first refusal remains in effect: "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation, as provided in the By-laws of the corporation."

6.10 TERMINATION OF RIGHT OF FIRST REFUSAL. This Article VI shall terminate in its entirety and cease to be in effect on the first to occur on the following:





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

(a) the effective date of the registration statement for the first firm underwritten public offering of equity securities of the corporation resulting in gross proceeds to the Company of not less than $7,500,000; or

(b) the merger or consolidation of the corporation into or with another corporation (except if this corporation is the surviving entity), or the sale of all or substantially all the assets of the corporation; or

(c) December 31, 2000.


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